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                              ALSTON & BIRD LLP

                          North Building, 11th Floor
                        601 Pennsylvania Avenue, N.W.
                         Washington, D.C. 20004-2601

                                 202-756-3300

                       Fax: 202-756-3333 Telex: 54-2996


                               January 28, 1999

First Charter Corporation
22 Union Street North
Concord, North Carolina 28025

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as special counsel for you, First Charter Corporation, a corporation organized and existing under the laws of the State of North Carolina (the "Company"), in connection with the preparation and filing of the Company's shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement was filed on this date with the Securities and Exchange Commission and relates to up to up to 501,360 shares (the "Shares") of the Company's no par value common stock in conjunction with the sale of the Shares by the Home Federal Savings and Loan Association Employee Stock Ownership Plan (the "Home Federal Plan"). The Home Federal Plan acquired the Shares as a result of the merger of HFNC Financial Corp., a North Carolina corporation, ("HFNC") with and into the Company pursuant to the Amended and Restated Plan of Merger by and between the Company and HFNC dated as of May 17, 1998, and amended and restated as of July 29, 1998.

      We have examined and are familiar with the Registration Statement. We have examined and are familiar with the Certificate of Incorporation and Bylaws of the Company and the proceedings taken by the Company's Board of Directors in connection with the Shares, and we have examined such other documents and records as we have deemed relevant for purposes of rendering this opinion.

      Based on the foregoing it is our opinion that the Shares have been duly authorized, validly issued, fully paid, and non-assessable under the North Carolina Business Corporation Act




   One Atlantic Center     1211 East Morehead Street    3605 Glenwood Avenue
1201 West Peachtree Street  Post Office Drawer 34009  Post Office Drawer 31107
  Atlanta, GA 30309-3424    Charlotte, NC 28234-4009   Raleigh, NC 27622-1107
    (404) 881-7000              (704) 331-6000            (919) 420-2200
   Fax: (404) 881-7777       Fax: (704) 334-2014        Fax: (919) 881-3175

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      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to Alston & Bird LLP under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                                    ALSTON & BIRD LLP


                                    By: /s/ FRANK M. CONNER III
                                       ------------------------------------
                                    Frank M. Conner III, a Partner